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                                                                     EXHIBIT 5.1

                          [KING & SPALDING LETTERHEAD]

                                   May 1, 2001

The Coca-Cola Company
One Coca-Cola Plaza
Atlanta, Georgia  30313

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel for The Coca-Cola Company, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on May 1, 2001 (the "Registration Statement"), under the Securities Act of 1933 (as amended, the "Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the Act, of $1,500,000,000 or the foreign equivalent thereof in maximum aggregate offering price of certain debt securities (the "Debt Securities"), together with warrants for the purchase of the Debt Securities (the "Warrants," and together with the Debt Securities, the "Securities"), as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each such supplement, a "Prospectus Supplement"). The Debt Securities are to be issued by the Company in one or more series pursuant to an Amended and Restated Indenture, dated as of April 26, 1988, between the Company and Bankers Trust Company, as trustee (the "Trustee"), as amended by a first supplemental indenture dated as of February 24, 1992 (such indenture, as amended, being hereinafter referred to as the "Indenture"), as filed with the Commission as exhibits to the Registration Statement. The Warrants are to be issued pursuant to either the Warrant Agreement for Warrants Sold Alone or the Warrant Agreement for Warrants Sold Attached to Debt Securities, between the Company and warrant agents (each, a "Warrant Agent") to be named (collectively, the "Warrant Agreements"), substantially in the form filed with the Commission as exhibits to the Registration Statement.

         In connection with this opinion, we have examined and relied upon such records, agreements, certificates and other documents as we have deemed necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed, photographic or facsimile copies and, as to certificates of public officials and officers of the Company, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials.


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         The opinions expressed herein are limited in all respects to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, we are of the opinion that:

               (i) The Company is a corporation validly existing and, based solely upon a certificate of the Secretary of State of the State of Delaware, in good standing under the laws of the State of Delaware;

               (iii) Upon the due authorization of the Debt Securities and, when the final terms thereof have been duly established and approved and when duly executed and delivered by the Company, and duly authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof, the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture; and

               (iv) Upon the due authorization of the Warrants and, when the final terms thereof have been duly established and approved and when duly executed by the Company and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof, the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

         The opinions set forth above are subject, as to enforcement, to the effect of (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.


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         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, and further consent to the use of our name under the heading "Legal Matters" in the Prospectus that is included in the Registration Statement.


                                       Very truly yours,



                                        /s/  KING & SPALDING